EXHIBIT 99.1

Golden Matrix Reports First Quarter Financial Results with Record Revenues of $8.88 Million and 14th Consecutive Quarter of Profitability

LAS VEGAS, NV, March 8, 2022 - Golden Matrix Group Inc. (OTCQX:GMGI)(the “Company” or “GMGI”), a developer and licensor of online gaming platforms, systems and gaming content, today reported that it had achieved record revenues of $8,877,105** in its first fiscal quarter ended January 31, 2022.

Highlights for the Three Months Ended January 31, 2022:

•	Record revenues of $8,877,105**, an increase of 355% on revenues of $1,951,406 in the like year-ago quarter.

•	Net income attributable to GMGI of $349,379 versus $52,158 in the like year-ago quarter.

•	Cash-on-hand of $15,242,266** and total assets of $32,134,960**.

•	Total liabilities of $4,557,195** - $4,412,947** current; and $144,248** non-current.

•	Shareholders’ equity of GMGI increased to $24,808,473, up from $18,928,109 as of October 31, 2021.

•	Operator and registered user numbers of 580 and six million, respectively, as of January 31, 2022.

** The revenues, cash-on-hand, total assets, and total liabilities (including both current and non-current) referenced in this press release include the 20% held in Rkings Competitions Ltd by minority interests. More detailed information on minority interest factors can be found in our most recent Quarterly Report on Form 10-Q.

The Company also noted it has recorded 14 consecutive quarters of profitability.

The significant increase in Q1 ‘23 revenues over the revenues recorded in the like year-ago quarter was primarily a result of an increase in GMGI’s traditional B2B segment, in addition to strong revenue contributions from UK-based RKings, which was responsible for $5.5 million**, of the total revenues in the quarter, and which was acquired effective November 1, 2021.

“We are excited to report our first quarter as a company with both B2B and B2C verticals,” said Golden Matrix CEO Brian Goodman, who continued, “The integration of the two divisions has gone smoothly, and we have already begun to implement upgraded technology and stronger accounting controls with the goal of improving cash flow and profitability at RKings, and enable us to introduce the RKings’ platform into additional markets worldwide. As reported last week, we have already launched plans to expand RKings into a regulated Latin American market as soon as our Mexican Gaming License is approved.

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Mr. Goodman concluded, “We enter the remainder of 2022 with two robust operating divisions and a strong balance sheet. As stated previously, we continue to evaluate new opportunities in both the B2B and B2C spaces that we believe will further accelerate GMGI’s overall revenue growth and – in accordance with our acquisition strategy – are always accretive to earnings.”

For additional information on Golden Matrix’s financial performance, please refer to the Company’s Quarterly Report on Form 10-Q for the first quarter ended January 31, 2022, filed today with the Securities and Exchange Commission and available at https://www.otcmarkets.com/stock/GMGI/disclosure or www.sec.gov.

A summary of the Company’s performance and highlights can be found at www.goldenmatrix.com/highlightsJan2022

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company’s platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

About RKings

Based in Northern Ireland, RKings is a prize competition business offering customers both paid-for and free-entry routes to enter prize competitions in order to win a range of consumer products as prizes. Customers can access competitions via iOS or Android apps, as well as online, where they can win prizes ranging from super cars through to luxury holidays.

The competitions are currently open only to residents of Ireland and the United Kingdom.

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of RKings to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising and/or acquisitions; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; the Company’s ability to uplist its common stock to the Nasdaq Capital Market; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ended January 31, 2022. These reports are filed with the SEC and available at www.sec.gov. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group, Inc and Subsidiaries
Consolidated Balance Sheets

		As of January 31, 2022 (Unaudited)		As of October 31, 2021 (Audited)
ASSETS				
Current assets:				
Cash and cash equivalents	$	15,242,266	$	16,797,656
Accounts receivable, net		1,709,378		1,762,725
Accounts receivable – related parties		533,606		1,306,896
Prepaid expenses		109,796		114,426
Short-term deposit		57,417		61,799
Inventory, prizes		851,709		-
Total current assets	$	18,504,172	$	20,043,502
Non-current assets:				
Property, plant and equipment		30,520		-
Intangible assets		2,644,538		135,263
Operating lease right-of-use assets		236,906		280,183
Goodwill		10,718,824		-
Total non-current assets		13,630,788		415,446
Total assets	$	32,134,960	$	20,458,948
LIABILITIES AND SHAREHOLDERS' EQUITY				
Current liabilities:				
Accounts payable and accrued liabilities	$	1,207,750	$	1,074,786
Accounts payable-related party		109,662		105,062
Accrued income tax liability		592,142		-
Deferred revenues		398,710		-
Advance from shareholder		200		-
Deferred tax liability		5,138		-
Accrued interest		123		123
Customer deposit		74,365		68,635
Consideration payable		562,650		-
Contingent liability		1,366,500		-
Current portion of operating lease liabilities		95,707		100,209
Total current liabilities		4,412,947		1,348,815
Non-current liabilities:				
Non-current portion of operating lease liability		144,248		182,024
Total non-current liabilities		144,248		182,024
Total liabilities	$	4,557,195	$	1,530,839
Shareholders' equity:				
Preferred stock, $0.00001 par value; 20,000,000 shares authorized		-		-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively		-		-
Common stock: $0.00001 par value; 250,000,000 and 40,000,000 shares authorized; 28,045,577 and 27,231,401 shares issued and outstanding respectively	$	280.00	$	272.00
Additional paid-in capital		48,828,289		43,354,366
Accumulated other comprehensive income (loss)		55,334		(1,720)
Accumulated deficit		(24,075,430)		(24,424,809)
Total shareholders' equity of GMGI		24,808,473		18,928,109
Noncontrolling interests		2,769,292		-
Total equity		27,577,765		18,928,109
Total liabilities and shareholders' equity	$	32,134,960	$	20,458,948

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Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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